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                          EXHIBIT 99.1



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                 PAUL-SON ANNOUNCES INTERIM CEO


LAS VEGAS--(BUSINESS WIRE)--Oct. 30, 1998--Paul-Son Gaming Corporation (NASDAQ:PSON - NEWS), reported today that its Chairman of the Board and Chief Executive Officer, Paul S. Endy, Jr., suffered a stroke during a fishing trip in Mexico. Mr. Endy is currently hospitalized and undergoing treatment in a Southern California hospital.

Pending Paul Endy's recovery, the Company's board of directors on an interim basis has assigned to Eric Endy, President and Chief Operating Officer, the additional responsibilities of Chief Executive Officer of the Company. With the assistance of John Garner, Chief Financial Officer of the Company, the board of directors is confident that all management issues will be thoroughly addressed and acted upon during Paul Endy's absence, and the Board will expand its participation in management oversight during this interim period. The board of directors expresses is sincere wishes for Paul Endy's speedy recovery.

This press release contains certain forward-looking statements which are subject to change. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Form 10-K for the year ended May 31, 1997.

______________________

CONTACT:

Paul-Son Gaming Corporation, Las Vegas
Eric P. Endy, President
702/ 384-2425

or

Porter, LeVay & Rose, Inc., New York
L.B. Stauffer, Sr. VP
Libby M. Roberge, VP-Media Relations
212/ 564-4700

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